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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         QUANTUM EPITAXIAL DESIGNS, INC.


                  QUANTUM EPITAXIAL DESIGNS, INC., a corporation organized and existing under and by virtue of the provisions of the Business Corporation Law, Act of May 5, 1933 (P.L. 362) of the Commonwealth of Pennsylvania (the "Corporation"), hereby states as follows:

                  FIRST: These Amended and Restated Articles of Incorporation were duly adopted by the Corporation's board of directors (the "Board") and shareholders in accordance with the provisions of Section 1912(a) and Section 1914(a) of the Business Corporations Law of 1988 of the Commonwealth of Pennsylvania, as amended (the "BCL"), respectively, by the unanimous written consent of the Board in accordance with Section 1727(b) and by the partial written consent of the shareholders in accordance with Section 1766(b).

                  SECOND: The text of the Corporation's original Articles of Incorporation filed on December 23, 1988, and all amendments thereto, is hereby superseded and restated in its entirety to read as follows:

                                    ARTICLE I
                         NAME; STATUTE OF INCORPORATION

         The name of the Corporation is Quantum Epitaxial Designs, Inc. The Corporation is incorporated under the provisions of Business Corporation Law, Act of May 5, 1933 (P.L.
364).

                                   ARTICLE II
                                REGISTERED OFFICE

         The Corporation's registered office in this Commonwealth is 119 Technology Drive, Bethlehem, Pennsylvania 18015, Northampton County.

                                   ARTICLE III
                                  CAPITAL STOCK

         The Corporation shall have the authority to issue 30,420,000 shares of capital stock, with a total authorized capital of $79,200, of which 25,000,000 shares shall be common stock, par value $0.001 per share (the "Common Shares"), and 5,420,000 shall be preferred stock, par value $0.01 per share. (the "Preferred Shares").





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                              Part A. Common Stock

         A.1 General. The voting, dividend and liquidation rights of the holders of Common Shares are subject to and qualified by the rights of holders of Preferred Shares of any series as may be designated by the Board upon the issuance of Preferred Shares of any series.

         A.2 Voting. The holders of Common Shares are entitled to one vote for each share held at all meetings of stockholders. None of the Common Shares shall be entitled to cumulative voting.

         A.3 Dividends. Dividends may be declared and paid on the Common Shares from funds lawfully available therefore as and when determined by the Board and subject to any preferential dividend rights of any then outstanding Preferred Shares.

         A.4 Liquidation. Upon the voluntary or involuntary dissolution or liquidation of the Corporation, holders of Common Shares will be entitled to receive all of the Corporation's assets available for distribution to its shareholders, subject to any preferential rights of any then outstanding Preferred Shares.

                            Part B. Preferred Shares

         The Board shall have the full and complete power and authority, by resolution or resolutions, from time to time, to establish and to issue one or more series of Preferred Shares and to fix, determine and vary the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, redemption rights and other special rights of each series of Preferred Shares including, without limitation, dividend rates and the manner of payment, preferential amounts payable upon voluntary or involuntary dissolution or liquidation of the Corporation, voting rights, conversion rights, redemption privileges, prices, and terms and conditions, all as shall be stated and expressed in such resolution or resolutions, and all to the fullest extent now or hereafter permitted by the BCL. None of the Preferred Shares shall be entitled to cumulative voting. Without limiting the generality of the foregoing, the resolution or resolutions providing for issuance of any series of Preferred Shares may provide that such series shall be superior or rank equally or be junior to the Preferred Shares of any other series to the extent permitted by law. Except as otherwise expressly provided in these Amended and Restated Articles of Incorporation, no vote of the holders of Preferred Shares or Common Shares shall be a prerequisite to the designation or issuance of any shares of any series of Preferred Shares authorized by and complying with the conditions of these Articles of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.



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                                   ARTICLE IV
                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by the laws of the Commonwealth of Pennsylvania, the Board is expressly authorized to adopt, amend or repeal any or all of the Corporation's bylaws.

                                    ARTICLE V
                             LIMITATION OF LIABILITY

         No person who is or was a director of the Corporation shall be personally liable as such for monetary damages for any action taken or any failure to take any action unless (a) such director has breached or failed to perform the duties of his or her office under the BCL, and (b) such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The foregoing limitation of liability shall not apply to (i) the responsibility or liability of a director pursuant to any criminal statute, or (ii) the liability of a director for the payment of taxes pursuant to federal, state or local law. No amendment to or repeal of this Article, and no adoption of any provision in the Corporation's Articles of Incorporation inconsistent with this Article, shall apply to or affect in any respect the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment, repeal or adoption.

                                   ARTICLE VI
                                 INDEMNIFICATION

                  Section 6.1 Officers and Directors - Direct Actions. The Corporation shall indemnify any director or officer of the Corporation (as used in this Article, the phrase "director or officer of the Corporation" shall mean any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise), who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (a) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (b) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person (i) did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and


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(ii) with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  Section 6.2 Officers and Directors - Derivative Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party (other than a party suing in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this Section in respect of any claim, issue or matter as to which the director or officer of the Corporation has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Common Pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Common Pleas or other court deems proper.

                  Section 6.3 Employees and Agents. The Corporation may, to the extent permitted by the BCL, indemnify any employee or agent of the Corporation (as used in this Article, the phrase "employee or agent of the Corporation" shall mean any person who is or was an employee or agent of the Corporation, other than a director or officer of the Corporation, or is or was serving at the request of the Corporation as such an employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise) who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation; provided that he or she has met the applicable standard of conduct set forth in Sections 6.1 and 6.2, subject to the limitations set forth in Section 6.2 in the case of an action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation's favor.

                  Section 6.4 Mandatory Indemnification. To the extent that a director or officer of the Corporation or any employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1, 6.2 or 6.3, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.



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                  Section 6.5 Advancing Expenses. Expenses (including attorneys'
fees) incurred by a director or officer of the Corporation or an employee or agent of the Corporation in defending any action, suit or proceeding referred to in Sections 6.1, 6.2 or 6.3 may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI.

                  Section 6.6  Procedure.

                           (a) Unless ordered by a court, any indemnification
under Section 6.1, 6.2 or 6.3 or advancement of expenses under Section 6.5 shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.1, 6.2 or 6.3.

                           (b) All determinations under this Section 6.6 shall
be made:

                                    (1) With respect to indemnification under
Section 6.3 and advancement of expenses to an employee or agent of the Corporation, by the Board by a majority vote.

                                    (2) With respect to indemnification under
Section 6.1 or 6.2 and advancement of expenses to a director or officer of the Corporation,

                                          (A) By the Board by a majority vote of
a quorum consisting of directors who were not parties to such action or proceeding, or

                                          (B) If such a quorum is not
obtainable, or, if obtainable and if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                                          (C) By the shareholders.

                  Section 6.7  Nonexclusivity of Indemnification.

                           (a) The indemnification and advancement of expenses
provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding that office. Section 1728 (relating to interested directors; quorum) of the BCL, or any successor section, shall be applicable to any Bylaw, contract or transaction authorized by the directors under this Section 6.7. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any


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manner its indemnification obligations, whether arising under or pursuant to this Article VI or otherwise.

                           (b) Indemnification pursuant to Section 6.7(a) hereof
shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                           (c) Indemnification pursuant to Section 6.7(a), under
any Bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action, and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law, except as provided in this Section 6.7, and whether or not the indemnified liability arises or arose from any threatened or pending or completed action by or in the right of the Corporation.

                  Section 6.8 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or an employee or agent of the Corporation, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of this Article VI or otherwise.

                  Section 6.9 Past Officers and Directors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or officer of the Corporation or an employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of that person.

                  Section 6.10 Surviving or New Corporations. References to "the Corporation" in this Article VI include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporation resulting therefrom, so that any director, officer, employee or agent of the constituent, surviving or new corporation shall stand in the same position under the provisions of this Article VI with respect to the surviving or new corporation as he or she would if he or she had served the surviving or new corporation in the same capacity.

                  Section 6.11 Application to Employee Benefit Plans. For purposes of this
Article VI:

                           (a) References to "other enterprises" shall include
employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, the person with respect to an employee benefit plan, its participants or beneficiaries.


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                           (b) Excise taxes assessed on a person with respect to
an employee benefit plan pursuant to applicable law shall be deemed "fines."

                           (c) Action with respect to an employee benefit plan
taken or omitted in good faith by a director, officer, employee or agent of the Corporation in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.

No amendment to or repeal of this Article, and no adoption of any provision in the Corporation's Articles of Incorporation inconsistent with this Article, shall apply to or affect in any respect the liability or alleged liability of any director of the Corporation for or with respect the indemnification of any director or officer of the Corporation or of any employee or agent of the Corporation with respect to any act or failure to act occurring prior to such amendment, repeal or adoption.

         IN TESTIMONY WHEREOF, the undersigned has caused these Amended and Restated Articles of Incorporation to be duly executed on its behalf as of October ___, 1997.


                                           QUANTUM EPITAXIAL DESIGNS, INC.

                                           By:
                                               -------------------------------
                                                    Thomas L. Hierl
                                                    President




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